EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on From S-8 (No. 33-95668) of Owen Healthcare, Inc. of our report dated January 30, 1997 appearing on page 19 Form 10-K.

/s/ PRICE WATERHOUSE LLP
    PRICE WATERHOUSE LLP
    Houston, TX
    January 30, 1997